UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2019

CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200
Florham Park, New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2019, the Conduent Incorporated (the “Company” or “Conduent”) board of directors (the “Board”) appointed Jesse A. Lynn, General Counsel of Icahn Enterprises, L.P., to the Board to fill the vacancy on the Board created by the resignation of Michael Nevin on April 8, 2019.  As previously disclosed, Mr. Lynn is a director designated by Carl C. Icahn and certain other parties pursuant to the letter agreement (the “Icahn Agreement”), dated as of January 28, 2016, entered into by Xerox Corporation, our former parent company, with Icahn Partners Master Fund LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Jonathan Christodoro and Carl C. Icahn (collectively, the “Icahn Group”).  On December 31, 2016, the Company entered into a Joinder Agreement to the Icahn Agreement. It is expected that Mr. Lynn will be appointed to the Corporate Governance Committee and Compensation Committee.

Mr. Lynn will receive the standard director compensation that the Company provides to its non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2018. As of the date hereof, there are no transactions between Mr. Lynn and the Company that would be reportable under Item 404(a) of Regulation S-K.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the matters to be considered at the 2019 annual meeting of the shareholders (the “2019 Annual Meeting”) of Conduent. In connection with the 2019 Annual Meeting, Conduent plans to file with the Securities and Exchange Commission (“SEC”) and furnish to Conduent’s shareholders one or more proxy statements and other relevant documents. BEFORE MAKING ANY VOTING DECISION, CONDUENT’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE 2019 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2019 ANNUAL MEETING AND THE PARTIES RELATED THERETO. Conduent’s shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, Conduent’s shareholders may obtain a free copy of Conduent’s filings with the SEC from Conduent’s website at http://www.conduent.com under the heading “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Conduent may be deemed “participants” in the solicitation of proxies from shareholders of Conduent in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Conduent in connection with the 2019 Annual Meeting will be set forth in the applicable proxy statement and other relevant documents to be filed with the SEC. You can find information about Conduent’s executive officers and directors in Conduent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Conduent’s and such persons’ other filings with the SEC and in Conduent’s definitive proxy statement filed with the SEC on Schedule 14A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: April 19, 2019	By:	/s/ J. Michael Peffer
		Name:	J. Michael Peffer
		Title:	Secretary